SIXTH AMENDMENT TO EXCLUSIVE PATENT LICENSE AGREEMENT

MGH Case Nos. 01416 and 22497
Agreement No. A215841.05

This Sixth Amendment to Exclusive Patent License Agreement ("Sixth Amendment") is made as of February 6, 2017 ("Sixth Amendment Effective Date"), by and between VICapsys Inc., a Florida corporation, having principal place of business at 1234 Airport Road, Destin, Florida 32541 ("Company"), and The General Hospital Corporation d/b/a Massachusetts General Hospital, a non-profit Massachusetts corporation with a principal office at 55 Fruit Street, Boston, Massachusetts 02114 ("Hospital").

WHEREAS, Company and Hospital entered into Exclusive Patent License Agreement, First Amendment to Exclusive Patent License Agreement, Second Amendment to Exclusive Patent License Agreement, Third Amendment to Exclusive Patent License Agreement, Fourth Amendment to Exclusive Patent License Agreement, and Fifth Amendment to Exclusive Patent License Agreement with effective dates of May 8, 2013, January 22, 2014, May 6, 2014, August 25, 2014, December 1, 2014, and March 1, 2016, respectively ("Agreement");

WHEREAS, Company and Hospital desire to amend and have the authority to amend Agreement as further described below upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of where and hereby acknowledged, Company and Hospital agree as follows:

1. Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in Agreement.

2. Section 3.1(a) of Agreement shall be deleted in its entirety and replaced by the following:

(a) Pre-Sales Requirements.

(i) Company shall provide a detailed business plan and development plan by June 30, 2017;
(ii) Company shall raise $1.5 million in a financing round by February 28, 2017;
(iii) Company shall raise an additional $2.5 million financing that will be completed on or before December 31, 2017;
(iv) Company shall perform work and demonstrate substantial progress toward the achievement of goals set forth in the business plan and development plan addressed in Section 3.1(a)(i); and
(v) Parties will negotiate additional Company diligence requirements no later than two (2) months after achieving Section 3.1(a)(iii).

811c

3. Section 5.1 of Agreement shall be deleted in its entirety and replaced by the following:

5.1 Diligence Reports. Within sixty (60) days after the end of each calendar year after the first anniversary after Sixth Amendment Effective Date, Company shall report in writing to Hospital on progress made toward the objectives set forth in Section 3.1 during such preceding twelve (12) month period, including, without limitation, progress on research and development, status of applications for regulatory approvals, manufacturing, sublicensing and the number of sublicenses entered into and marketing.

4. Effect of Amendment. Except as otherwise amended hereby, all terms and conditions of Agreement shall remain in full force and effect as presently written, and the rights, duties, liabilities, and obligations of Parties thereto, as presently constituted, will continue in full effect.

5. No Modification. This Sixth Amendment may not be amended or modified, nor may any provision hereof be waived, except by a written instrument executed by Parties hereto.

6. Counterparts. This Sixth Amendment may be executed in counterparts, each of which when executed shall be deemed to be an original and both of which together shall constitute one and the same document.

IN WITNESS WHEREOF, Company and Hospital have caused Sixth Amendment to be executed by their respective duly authorized representatives as of Sixth Amendment Effective Date.

THE GENERAL HOSPITAL CORPORATION	VICAPSYS INC.
By: [signature]	By: [signature]
Name: Daniel A. Castro	Name: Stephen J. McCormack
Title: Director, Business Strategy and Licensing Innovation Partners HealthCare	Title: CEO